Exhibit 99.1

MongoDB, Inc. Announces Third Quarter Fiscal 2018 Financial Results
Total Revenue of $41.5 million, up 58% Year-over-Year
Over 4,900 Customers at End of Third Quarter, up ~88% Year-over-Year
Over 2,600 MongoDB Atlas Customers at End of Third Quarter, up ~37% Quarter-over-Quarter
New York City, New York - December 12, 2017 - MongoDB, Inc. (NASDAQ: MDB), the leading modern, general purpose database platform, today announced its financial results for the three and nine months ended October 31, 2017.
“MongoDB delivered strong third quarter results, highlighted by 58% revenue growth,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “Some of the largest organizations in the world are increasingly embracing MongoDB’s next-generation database due to the superior flexibility, scalability and developer productivity benefits offered, as well as the lower total cost of ownership realized. In addition, strong and growing demand for consuming MongoDB as a service is driving rapid growth of MongoDB Atlas, our database-as-a-service offering.”
Ittycheria added, “Completing our initial public offering during the quarter was a milestone for MongoDB. The proceeds from the offering will enable us to execute against our long-term growth initiatives and position us to capture an increasing share of the $45 billion database market.”
Third Quarter Fiscal 2018 Financial Highlights

•
Revenue: Total revenue was $41.5 million in the third quarter fiscal 2018, an increase of 58% year-over-year. Subscription revenue was $37.9 million, an increase of 59% year-over-year, and services revenue was $3.6 million, an increase of 44% year-over-year.

•
Gross Profit: Gross profit was $30.4 million in the third quarter fiscal 2018, representing a 73% gross margin consistent with the year-ago period. Non-GAAP gross profit was $30.7 million, representing a 74% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $24.1 million in the third quarter fiscal 2018, compared to $19.3 million in the year-ago period. Non-GAAP loss from operations was $18.4 million, compared to $15.0 million in the year-ago period.

•
Net Loss: Net loss was $24.2 million, or $1.39 per share based on 17.4 million weighted-average shares outstanding, in the third quarter fiscal 2018. This compares to $19.5 million, or $1.57 per share based on 12.4 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $18.5 million, or $0.44 per share based on 41.7 million non-GAAP weighted-average shares outstanding, which we refer to as non-GAAP net loss per share. This compares to $15.2 million, or $0.40 per share based on 38.3 million non-GAAP weighted-average shares outstanding, in the year-ago period.

•
Cash Flow: As of October 31, 2017, MongoDB had $289.1 million in cash, cash equivalents, short-term investments and restricted cash, which includes approximately $201.6 million of net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, from its initial public offering. During the three months ended October 31, 2017, MongoDB used $10.3 million of cash in operations and $0.1 million in capital expenditures, leading to negative free cash flow of $10.4 million, compared to negative free cash flow of $6.5 million in the year-ago period.

A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter Fiscal 2018 and Recent Business Highlights

•
Announced MongoDB 3.6, which includes a number of innovations and enhancements designed to make developers more productive, to expedite data-driven insights and to scale to run in any environment. Key innovations include: Change Streams, which enable developers to easily build event-driven, real-time applications; Retryable Writes, which ensure that if a database server goes down for just a millisecond, the user won’t notice because the database will “retry” the operation in the background; Cross Region Replication for MongoDB Atlas, which ensures that an application stays up even if an entire cloud region goes down, while also allowing MongoDB customers to put data closer to their users for optimal user experience; new diagnostic and intelligence capabilities in MongoDB’s management platform, such as quickly identifying slow running queries and auto-generating recommendations for new indexes, which make it easier than ever for teams to inspect and improve database and application performance.

•
Completed its initial public offering and listed its shares on the Nasdaq Global Market in October 2017. MongoDB sold 9,200,000 shares of its Class A common stock at a price of $24.00 per share, including the full exercise of the underwriters' option to purchase an additional 1,200,000 shares of Class A common stock, for a total of approximately $201.6 million in net proceeds after taking into account underwriting costs and offering costs.

•
Continued growth of the MongoDB ecosystem, including expanded partnerships with Infosys and Tableau. Together with Infosys, MongoDB launched a new mainframe offloading solution that builds upon the partnership the two companies announced last December to help enterprises accelerate their digital transformation and application modernization strategies. Partnered with Tableau to announce MongoDB Connector for BI is now certified by Tableau as a named connector. For the first time, users can visually analyze rich, modern data structures accessed directly from MongoDB Enterprise Advanced.

Business Outlook
Based on information as of today, December 12, 2017, MongoDB is issuing the following financial guidance for the fourth quarter and full year fiscal 2018 (both periods ending January 31, 2018):

	Fourth Quarter Fiscal 2018	Full Year Fiscal 2018
Revenue	$42.0 million to $42.5 million	$151.5 million to $152.0 million
Non-GAAP Loss from Operations	$(21.5) million to $(21.0) million	$(76.5) million to $(76.0) million
Non-GAAP Net Loss per Share	$(0.43) to $(0.42)	$(1.77) to $(1.76)
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, December 12, 2017, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at http://investors.mongodb.com. To access the call by phone, dial 800-239-9838 (domestic) or 323-794-2551 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 9688162. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.

About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 4,900 customers in over 90 countries. The MongoDB database platform has been downloaded over 30 million times and there have been more than 700,000 MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the fourth quarter and full year fiscal 2018, our position to execute on our go-to-market strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our ability to effectively expand our sales and marketing organization; our ability to add new customers or increase sales to our existing customers; our adoption strategies and licensing model; our investments in new products and our ability to introduce new features, services or enhancements; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in our Securities and Exchange Commission ("SEC") filings and reports, including in our recently filed Registration Statement on Form S-1, which was declared effective by the SEC on October 18, 2017, as well as future filings and reports by us. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense and, in the case of non-GAAP net loss, change in fair value of warrant liability. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted, giving effect to the conversion of preferred stock at the beginning of the period. MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB's website at http://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
MongoDB
866-237-8815 x7186
communications@mongodb.com

MONGODB, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	October 31, 2017	January 31, 2017
Assets
Current assets:
Cash and cash equivalents	$242,745	$69,305
Short-term investments	45,810	47,195
Accounts receivable, net of allowance for doubtful accounts of $1,456 and $958 as of October 31, 2017 and January 31, 2017, respectively	35,233	31,340
Deferred commissions	9,850	7,481
Prepaid expenses and other current assets	5,221	3,131
Total current assets	338,859	158,452
Property and equipment, net	4,430	4,877
Goodwill	1,700	1,700
Acquired intangible assets, net	1,848	2,511
Deferred tax assets	102	114
Other assets	7,056	6,778
Total assets	$353,995	$174,432
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,147	$2,841
Accrued compensation and benefits	10,870	11,402
Other accrued liabilities	10,788	5,269
Deferred revenue	92,447	78,278
Total current liabilities	117,252	97,790
Redeemable convertible preferred stock warrant liability	—	1,272
Deferred rent, non-current	973	1,058
Deferred tax liability, non-current	259	108
Deferred revenue, non-current	22,326	15,461
Total liabilities	140,810	115,689
Redeemable convertible preferred stock, par value $0.001 per share; no shares authorized, issued or outstanding as of October 31, 2017; 41,234,841 shares authorized as of January 31, 2017; 41,148,282 shares issued and outstanding with aggregate liquidation preference of $345,997 as of January 31, 2017	—	345,257
Stockholders’ (deficit) equity:
Class A common stock, par value of $0.001 per share; 1,000,000,000 and 162,500,000 shares authorized as of October 31, 2017 and January 31, 2017, respectively; 9,325,098 and no shares issued and outstanding as of October 31, 2017 and January 31, 2017, respectively	9	—
Class B common stock, par value of $0.001 per share; 100,000,000 and 113,000,000 shares authorized as of October 31, 2017 and January 31, 2017, respectively; 41,341,283 and 13,192,992 shares issued as of October 31, 2017 and January 31, 2017, respectively; 41,241,912 and 13,093,621 shares outstanding as of October 31, 2017 and January 31, 2017, respectively	42	13
Additional paid-in capital	632,055	62,557
Treasury stock, 99,371 shares as of October 31, 2017 and January 31, 2017	(1,319)	(1,319)
Accumulated other comprehensive loss	(216)	(364)
Accumulated deficit	(417,386)	(347,401)
Total stockholders’ (deficit) equity	213,185	(286,514)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$353,995	$174,432

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Revenue:
Subscription	$37,885	$23,805	$99,603	$64,018
Services	3,603	2,500	9,875	7,406
Total revenue	41,488	26,305	109,478	71,424
Cost of revenue(1):
Subscription	7,904	4,981	21,669	13,656
Services	3,167	2,238	8,789	7,866
Total cost of revenue	11,071	7,219	30,458	21,522
Gross profit	30,417	19,086	79,020	49,902
Operating expenses:
Sales and marketing(1)	28,050	18,656	77,087	56,110
Research and development(1)	16,588	13,300	45,414	38,540
General and administrative(1)	9,829	6,385	26,533	19,916
Total operating expenses	54,467	38,341	149,034	114,566
Loss from operations	(24,050)	(19,255)	(70,014)	(64,664)
Other income (expense), net	170	(177)	846	56
Loss before provision for income taxes	(23,880)	(19,432)	(69,168)	(64,608)
Provision for income taxes	336	103	817	253
Net loss	$(24,216)	$(19,535)	$(69,985)	$(64,861)
Net loss per share attributable to common stockholders, basic and diluted	$(1.39)	$(1.57)	$(4.74)	$(5.41)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	17,421,642	12,418,879	14,749,500	11,983,324

(1) Includes stock-based compensation expense as follows:
	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Cost of revenue—subscription	$183	$131	$503	$425
Cost of revenue—services	123	70	292	397
Sales and marketing	1,704	1,095	4,400	4,346
Research and development	1,505	1,206	4,072	4,518
General and administrative	2,184	1,732	5,799	6,831
Total stock‑based compensation expense	$5,699	$4,234	$15,066	$16,517

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net loss	$(24,216)	$(19,535)	$(69,985)	$(64,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	929	901	2,789	2,781
Stock-based compensation	5,695	4,234	15,066	16,517
Deferred income taxes	101	17	163	37
Change in fair value of warrant liability	-	59	(101)	(144)
Change in operating assets and liabilities:
Accounts receivable	(3,007)	(3,841)	(4,653)	4,600
Prepaid expenses and other current assets	822	(384)	(2,120)	(1,435)
Deferred commissions	(1,848)	(1,714)	(2,217)	(2,344)
Other long-term assets	(36)	11	(670)	(203)
Accounts payable	675	(741)	687	(272)
Deferred rent	(275)	(207)	(85)	(493)
Accrued liabilities	918	1,692	2,163	2,057
Deferred revenue	9,942	13,834	21,794	15,768
Net cash used in operating activities	(10,300)	(5,674)	(37,169)	(27,992)
Cash flows from investing activities
Purchases of property and equipment	(88)	(785)	(1,714)	(1,422)
Proceeds from maturities of marketable securities	10,000	19,917	74,230	114,792
Purchases of marketable securities	(4,125)	—	(72,879)	(82,036)
Net cash provided by (used in) investing activities	5,787	19,132	(363)	31,334
Cash flows from financing activities
Proceeds from exercise of stock options, including early exercised stock options	2,217	2,919	8,201	7,187
Repurchase of early exercised stock options	(75)	(22)	(149)	(22)
Proceeds from the IPO, net of underwriting discounts and commissions	205,494	—	205,494	—
Proceeds from exercise of redeemable convertible preferred stock warrants	-	—	1	—
Payment of offering costs	(1,167)	—	(2,344)	—
Net cash provided by financing activities	206,469	2,897	211,203	7,165
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	22	(74)	182	42
Net increase in cash, cash equivalents, and restricted cash	201,978	16,281	173,853	10,549
Cash, cash equivalents, and restricted cash, beginning of period	41,287	27,581	69,412	33,313
Cash, cash equivalents, and restricted cash, end of period	$243,265	$43,862	$243,265	$43,862

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$30,417	$19,086	$79,020	$49,902
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	183	131	503	425
Stock-based compensation expense: Cost of Revenue—Services	123	70	292	397
Non-GAAP gross profit	$30,723	$19,287	$79,815	$50,724

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(24,050)	$(19,255)	$(70,014)	$(64,664)
Add back:
Stock-based compensation expense	5,699	4,234	15,066	16,517
Non-GAAP loss from operations	$(18,351)	$(15,021)	$(54,948)	$(48,147)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(24,216)	$(19,535)	$(69,985)	$(64,861)
Add back:
Stock-based compensation expense	5,699	4,234	15,066	16,517
Change in fair value of warrant liability	–	59	(101)	(144)
Non-GAAP net loss	$(18,517)	$(15,242)	$(55,020)	$(48,488)

Reconciliation of GAAP weighted average shares outstanding, basic and diluted, to non-GAAP weighted average shares outstanding, basic and diluted:
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted, on a GAAP basis	17,421,642	12,418,879	14,749,500	11,983,324
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	24,316,192	25,853,450	26,064,330	25,853,450
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	41,737,834	38,272,329	40,813,830	37,836,774
The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Net cash used in operating activities	$(10,300)	$(5,674)	$(37,169)	$(27,992)
Capital expenditures	(88)	(785)	(1,714)	(1,422)
Capitalized software	—	—	—	—
Free cash flow	$(10,388)	$(6,459)	$(38,883)	$(29,414)

MONGODB, INC.
CALCULATION OF CERTAIN NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Calculation of net loss per share, basic and diluted, on a GAAP basis
Net loss	$(24,216)	$(19,535)	$(69,985)	$(64,861)
Divided by:
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	17,421,642	12,418,879	14,749,500	11,983,324
Net loss per share attributable to common stockholders, basic and diluted, on a GAAP basis	$(1.39)	$(1.57)	$(4.74)	$(5.41)

Calculation of non-GAAP net loss per share, basic and diluted
Non-GAAP net loss	$(18,517)	$(15,242)	$(55,020)	$(48,488)
Divided by:
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	41,737,834	38,272,329	40,813,830	37,836,774
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.44)	$(0.40)	$(1.35)	$(1.28)